EXHIBIT 99.1

5221 N. O’Connor Blvd.
Suite 830
Irving, Texas 75039

main: 972-831-7900
fax: 972-831-7901
web: www.valueinc.com

November 24, 2004

Ms. Tammy Yahiel
Corporate Counsel
Impreso, Inc.
652 Southwestern Boulevard
Coppell, TX 75019

Dear Ms. Yahiel,

We understand that Alexa Springs Water Company (the “Seller”) and Alexa Springs, Inc. (the “Purchaser”), a wholly-owned subsidiary of Impreso, Inc. (“Impreso”), propose entering into a 10-year agreement (the “Water Supply Contract”). Per the terms of the Water Supply Contract, the Purchaser will lease certain properties from the Seller, which will provide access to the Alexa Springs (the “Springs”) generally located at 1055 Owley Road in Mt. Ida, Arkansas. The Purchaser intends to install a water bottling operation and market the water emanating from the Springs. In addition to the building lease described above, the Purchaser will pay the Seller royalties based on the number of gallons produced from the Springs. We understand the royalties to be charged by the Seller in the first five years will ascend according to the following schedule:

Month(s)	Royalty per Gallon
1 through 12	¢	0.083
13 through 24	¢	0.166
25 through 60	¢	0.250

After the end of the fifth year, the royalty per gallon will be determined by the Seller and Purchaser based on prevailing market rates for comparable spring water.

Impreso has requested us to render our opinion, as of a current date, as to whether certain terms of the Water Supply Contract are fair, from a financial point of view, to the Purchaser. The appropriate standard of value for this analyses is fair market value, which is defined as the price at which property would change hands between a willing buyer and willing seller, neither being under compulsion to buy or sell and each having knowledge of the relevant factors affecting value.

Value Incorporated (“Value”) is an independent financial advisory services firm. Value’s principal business is the valuation of assets and securities for numerous purposes, including mergers and acquisitions, tax planning and disputes, public financial reporting and litigation.

For All It’s Worth

Ms. Tammy Yahiel
November 24, 2004

The fee charged for this analysis is not contingent upon the opinions contained herein or on the ultimate completion of the proposed transaction. Neither Value nor any of its agents, employees, officers or shareholders has a present or intended future interest in Impreso, the Purchaser or the Seller. In connection with the preparation of our opinions, we have not been asked or authorized by Impreso to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the interests contemplated herein.

It is understood that this letter and any accompanying calculations, exhibits, schedules or presentations are intended for sole use of Impreso and may not be used for any other purpose without our prior written consent, which will not be unreasonably withheld. Notwithstanding the foregoing, we consent to the inclusion of this opinion letter in the Impreso’s regulatory filings and its disclosures to the public in relation to the proposed transaction.

This opinion does not constitute an independent valuation or appraisal of the assets, in whole or in part, of Impreso, the Purchaser or the Seller. As part of this analysis, we did not conduct a physical examination or inspection of the Springs.

In connection with this opinion, we have made such reviews, analyses, and inquiries as we deemed necessary and appropriate under the circumstances. Among other things we have:

i)	Reviewed the most current version of the Water Supply Contract;

ii)	Held conversations with members of Impreso’s management team regarding the prospects for the Purchaser’s contemplated water bottling business;

iii)	Reviewed projections associated with the Purchaser’s contemplated water bottling operations for the first four years of its planned operation;

iv)	Reviewed a preliminary engineering report prepared by B&F Engineering, Inc. as it relates to the Springs;

v)	Reviewed the financial performance and other relevant factors of companies engaged in various aspects of water rights management, bottling, treatment and marketing;

vi)	Reviewed transactions involving similar water interests in the United States;

vii)	Reviewed available information relating to the bottled water industry, including market size and growth prospects, significant competitors and market risks; and

viii)	Applied appropriate analytical techniques and methodologies in arriving at our conclusions.

In assessing the reasonableness of the proposed royalty rates, we examined the pricing information associated with transactions of similar water interests in the United States. These transactions took two primary forms: acquisitions and lease agreements. Water acquisition data is far more common than water lease data and because the proposed transaction is more appropriately characterized as a water lease, we determined a range of reasonable rates of return for similar investments in order to calculate implied lease payments from the transaction data we analyzed.

In doing so, we calculated the cost of capital for companies involved in water rights management, bottling, treatment and marketing businesses. Based on this analysis, we determined that appropriate rates of return ranged from 10% to 12% of the value of acquired water interests.

Ms. Tammy Yahiel
November 24, 2004

We analyzed transactions involving comparable water rights between 1998 and 2003. For purposes of this analysis, we investigated transactions reported in the Water Strategist for which there was sufficient information. We limited our transactions search to include only those transactions involving groundwater (the category in which the Springs would fall). Given the often limited information about the groundwater sources forming the basis for this analysis, we again limited our analysis to those properties we reasonably expect to have involved spring water. We analyzed thirteen transactions, all in western states. There was a high variability in observed pricing, with water lease rates ranging from ¢;0.06 to ¢;0.23 per gallon equivalent. It is not clear from the information provided that all of these transactions involved water sources that were both potable and therefore intended for human consumption.

We also examined transactions involving potable spring water designated for human consumption that we were able to identify. We identified three such transactions, two involving Vermont Pure and one involving Nestle Waters of North America. The two transaction involving Vermont Pure carried per gallon royalties for spring water ranging from ¢;0.50 to as high as ¢;1.50, depending on volume. The transaction involving Nestle Waters of North America indicated a royalty of ¢;0.50 per gallon based on available information. Based on this and other information, it is our opinion that the royalties contained within the Water Supply Contract are fair, from a financial point of view, to the Purchaser. Moreover, the implied royalty rate is less than 0.20% based on the anticipated retail sales price per gallon included in the Purchaser’s financial projections, which should not materially impact the financial performance of the Purchaser’s proposed bottled water operation.

We also analyzed proposed payments to be made by the Purchaser for the lease of certain Seller properties, which provide access to the Springs. We noted that these payments are comprised of two components: a pass-through of the principal and interest payments on indebtedness incurred by the Seller and a return of four percent per annum on equity investments, both of which were used to purchase the Springs and construct access. Based on the likely appreciation of these properties due to infrastructure improvements, prevailing commercial lending rates and required equity rates of return for properties such as the Springs, it is our opinion that this payment is fair to the Purchaser, from a financial point of view.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to this matter and do not assume any responsibility with respect to it. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter. We reserve the right, but are not obligated, to modify our analyses and opinions as appropriate to incorporate information that becomes available subsequent to the issuance of this opinion.

We appreciate the opportunity to assist you in this matter.

Respectfully submitted,

Value Incorporated

Schedules

SCHEDULE A
IMPRESO, INC.
ALEXA SPRINGS PROJECT
REQUIRED RETURN ANALYSIS

						Pfd, Min. &
		Observed	Shares Out	Current	Mrkt. Cap	Total Debt	Debt/	Debt/	Unlevered
Company Name	Ticker	Beta	(MM)	Share Price	($MM)	($MM)	Equity	Total Cap	Beta
PICO Holdings	PICO	0.64	12.37	$19.85	$245.5	$21.19	8.6%	7.9%	0.61
Western Water Co.	WWTR	2.00	8.07	0.04	0.3	16.67	5164.8%	98.1%	0.06
BTW Ltd.	BIW	0.39	1.64	18.00	29.6	10.76	36.4%	26.7%	0.32
Connecticut Water Service	CTWS	0.83	8.02	25.50	204.5	75.55	36.9%	27.0%	0.67
California Water Service	CWT	0.76	18.35	31.20	572.4	276.22	48.3%	32.5%	0.58
Aqua America	WTR	0.63	94.76	22.99	2,178.5	975.71	44.8%	30.9%	0.49
National Beverage Corp	FIZ	0.64	36.89	8.98	331.2	0.15	0.0%	0.0%	0.64
Vermont Pure Holdings	VPS	0.76	21.47	2.04	43.8	41.79	95.4%	48.8%	0.47
Cadiz	CDZI	0.57	6.61	16.00	105.8	166.15	157.0%	61.1%	0.28
Artesian Resources	ARTN/A	0.47	3.36	28.99	97.4	96.90	99.5%	49.9%	0.29

High	5164.8%	98.1%	0.67
Mean	569.2%	38.3%	0.44
Median	46.5%	31.7%	0.48
Low	0.0%	0.0%	0.06
CV	2.84	0.73	0.45

CAPM Inputs
(1) Effective tax rate	35.0%
(2) Risk-free rate [Rf]	5.0%
(3) Equity risk premium [ERP]	7.2%
(4) Unlevered beta	0.80
(5) Target debt/equity	40.0%
(6) Pre-tax cost of debt	8.00%

CAPM Calculations
Relevered beta	1.12
CAPM Ke = Rf + Levered Beta x ERP
CAPM Cost of Equity	13.1%
After-tax cost of debt	5.2%
Debt/capital ratio	28.6%
Weighted Average Cost of Capital	10.8%

Notes:

(1)	Parent company’s recent observed effective tax rate

(2)	Proxy using the 20-Year United States government agency bond rate

(3)	Equity risk premium from Ibbotson Associates, 1926-2003

(4)	Betas unlevered using the Hamada method using a 35% effective tax rate

(5)	Observed industry average

(6)	Estimated cost of debt

SCHEDULE B.1
IMPRESO, INC.
ALEXA SPRINGS PROJECT
COMPARABLE WATER TRANSACTIONS

Annual inflation rate 3.0%

				Average	Average
		Source of	Water	Price per	Price	Annual
Year	State	Water Purchased	Type	Acre/Foot	Acre/Foot	Yield @	Yield @
				(2000 dollars)	(2003 dollars)	10.0%	12.0%
1998	NV	Coyote Springs	Ground	$3,169.33	$3,463.21	$346.32	$415.59
1999	NV	Warm Springs	Ground	2,067.23	2,258.92	225.89	271.07
1999	NV	Spanish Springs	Ground	5,684.87	6,212.01	621.20	745.44
1999	NV	Spanish Springs	Ground	3,721.01	4,066.05	406.60	487.93
1999	NV	Warm Springs	Ground	2,067.23	2,258.92	225.89	271.07
1999	NV	Spanish Springs	Ground	5,684.87	6,212.01	621.20	745.44
2000	NV	Spanish Springs	Ground	5,000.00	5,463.64	546.36	655.64
2000	NV	Warm Springs	Ground	2,000.00	2,185.45	218.55	262.25
2000	NV	Warm Springs	Ground	2,000.00	2,185.45	218.55	262.25
2001	NV	Spanish Springs	Ground	5,339.81	5,834.95	583.50	700.19
2001	NV	Warm Springs	Ground	3,396.06	3,710.97	371.10	445.32
2003	UT	Rock Canyon	Ground	NA	2,000.00	200.00	240.00
2003	NV	Warm Springs	Ground	NA	3,500.00	350.00	420.00

High	$6,212.01	$621.20	$745.44
Average	3,796.28	379.63	455.55
Median	3,500.00	350.00	420.00
Low	2,000.00	200.00	240.00
StDev	1,633.75	163.37	196.05
Coeff. Var.	0.43	0.43	0.43

SCHEDULE B.2
IMPRESO, INC.
ALEXA SPRINGS PROJECT
COMPARABLE WATER TRANSACTIONS PER GALLON

Gallons / acre-foot 325,851

				Average
		Source of	Water	Price	Annual
Year	State	Water Purchased	Type	per Gallon	Yield @	Yield @
				(2003 cents)	10.0%	12.0%
1998	NV	Coyote Springs	Ground	¢ 1.06	¢ 0.11	¢ 0.13
1999	NV	Warm Springs	Ground	0.69	0.07	0.08
1999	NV	Spanish Springs	Ground	1.91	0.19	0.23
1999	NV	Spanish Springs	Ground	1.25	0.12	0.15
1999	NV	Warm Springs	Ground	0.69	0.07	0.08
1999	NV	Spanish Springs	Ground	1.91	0.19	0.23
2000	NV	Spanish Springs	Ground	1.68	0.17	0.20
2000	NV	Warm Springs	Ground	0.67	0.07	0.08
2000	NV	Warm Springs	Ground	0.67	0.07	0.08
2001	NV	Spanish Springs	Ground	1.79	0.18	0.21
2001	NV	Warm Springs	Ground	1.14	0.11	0.14
2003	UT	Rock Canyon	Ground	0.61	0.06	0.07
2003	NV	Warm Springs	Ground	1.07	0.11	0.13

High	¢	1.91	¢	0.19	¢	0.23
Average		1.17		0.12		0.14
Median		1.07		0.11		0.13
Low		0.61		0.06		0.07
StDev		0.50		0.05		0.06
Coeff. Var.		0.43		0.43		0.43

SCHEDULE C
IMPRESO, INC.
ALEXA SPRINGS PROJECT
COMPARABLE SPRING WATER TRANSACTIONS

				Average
		Source of	Water	Price	Volume
Year	State	Water Purchased	Type	per Gallon	Note(s)
				(2003 cents)
1999	Vermont	Stockbridge	Spring	¢ 1.50	up to 3MM gallons
1999	Vermont	Stockbridge	Spring	1.00	3MM -10 MM gallons
1999	Vermont	Stockbridge	Spring	0.80	+10MM gallons
2002	Vermont	Morgan Springs	Spring	0.50	100,000 gallons per day
NA	Maine	Range Pond Park	NA	0.50	NA

High	¢	0.80
Average		0.60
Median		0.50
Low		0.50
StDev		0.17
Coeff. Var.		0.29